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                                                                  EXHIBIT 99.1

[EMTEC, INC. LOGO]




Contacts:

Stanley Wunderlich                              John Howlett
Consulting For Strategic Growth, Ltd.           Chief Executive Officer
Public Relations                                Emtec, Inc.
Corporate Development Consultants               Tel: 856-235-8787
Tel: 800-625-2236                               Fax: 856-235-2932
Fax: 212-697-0910                               Email:john_howlett@emtecinc.com
Email: cfsg@consultant.com                      Website: www.emtecinc.com







          EMTEC ANNOUNCES CORRECTION TO PREVIOUSLY REPORTED NET INCOME

                      FOR THE QUARTER ENDED JUNE 30, 2003

     MT. LAUREL, N.J., August 18, 2003 - Emtec, Inc. (OTCBB:ETEC) announced today that its net income for the quarter ended June 30, 2003 had increased by 213% to $357,891 or $0.05 per share, as contrasted with the comparable 2002 period. It had previously reported an increase of 364%, to $530,539 or $.07 per share.
     Emtec also announced that its sales, general and administrative expenses increased by 7.78%, or $231,328, to $3.21 million for the quarter ended
June 30, 2003 rather than by 1.19%. or $35,343 to $3.01 million, as previously reported. Without the acquisitions of certain assets of Acentra Technologies, Inc. and Turnkey Computer Systems, Inc., the Company's sales, general and administrative expenses would have been decreased by approximately 18.49%, or $549,000, rather than the previously reported increase of 18.37% or $540,000.

     Commenting on the foregoing, Sam Bhatt, Emtec's Vice President of Finance, stated that these corrections were attributable to management's failure to take into account increased








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EBITDA of Emtec's government division for this period, which augmented potential bonus compensation for three prior owners of Acentra Technologies, Inc., one of them is an employee of Emtec.

About Emtec

Emtec, Inc. established in 1981, provides high-end computer systems and services to Fortune 1000 clients ranging in size from $50 million to $500 million in revenues. The Company specializes in evaluating and providing solutions for data management including Enterprise Management, Managed Services (monitoring/maintenance/helpdesk), and Data Management (storage and protection of data). With the recent acquisitions of Intellispan (Help Desk), Accentra (systems and services) and Turnkey Computer Systems (managed building services), Emtec has broadened its engineering and services capabilities. For additional information please contact Consulting For Strategic Growth 1, Ltd, at 800-625-2236.

                                      # # #

Certain statements in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Emtec, Inc. ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business;
(iii) competitive factors and developments beyond the Company's control; and
(iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under "Search for Company Filings." Consulting For Strategic Growth I, Ltd. ("CFSG") has a November 2002 agreement with Emtec, Inc. to provide consulting, business advisory, investor relations, public relations and corporate development services to the Company for a one-year period. In connection with these services, CFSG prepares press releases, corporate profiles, and other publications on behalf of and regarding the Company. In accordance with this agreement, the Company is required to pay CFSG $3,500 per month for the duration of the contract. Independent of CFSG's receipt of cash compensation from Emtec, CFSG may choose to purchase the common stock of Emtec and thereafter liquidate those securities at any time it deems appropriate to do so.



                         -FINANCIAL INFORMATION FOLLOWS-








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                                          EMTEC, INC.
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (unaudited)

                                                                       Three Months Ended:
                                                          June 30, 2003                  June 30, 2002
                                                          -------------                  -------------
Revenues

Procurement services                                       $23,730,729                     $15,980,546

Service and consulting                                     $ 4,702,026                     $ 3,683,209

Geothermal                                                 $    47,585                     $    45,349
                                                          --------------------------------------------
Total Revenues                                             $28,480,340                     $19,709,104
                                                          --------------------------------------------
Cost of Sales

Cost of procurement services                               $21,691,493                     $14,061,661

Service and consulting                                     $ 3,067,780                     $ 2,514,540

Geothermal                                                 $    17,484                     $    17,598
                                                          --------------------------------------------
Total Cost of Sales                                        $24,776,757                     $16,593,799
                                                          --------------------------------------------
Gross Profit

Procurement services                                       $ 2,039,236                     $ 1,918,885

Service and consulting                                     $ 1,634,246                     $ 1,168,669

Geothermal                                                 $    30,101                     $    27,751
                                                          --------------------------------------------
Total Gross Profit                                         $ 3,703,583                     $ 3,115,305
                                                          --------------------------------------------
Operating Expenses

Sales, General & Administrative Expenses                   $ 3,205,245                     $ 2,973,914

Interest Expense                                           $    99,166                     $    27,136

Total Operating Expenses                                   $ 3,304,411                     $ 3,001,050
                                                          --------------------------------------------
Income Before Income Tax Expense                           $   399,172                     $   114,255
                                                          --------------------------------------------
Income Tax Expense                                         $    41,281                     $        --
                                                          --------------------------------------------
Net Income                                                 $   357,891                     $   114,255
                                                          ============================================
Net Income Per Share {Basic and Diluted}                   $      0.05                     $      0.02

Weighed Average Number of Shares Outstanding {Basic
and Diluted}                                                 7,080,498                       7,080,498